Exhibit 10.12

Execution Version

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2021 (the “Effective Time”), by and between Astra Space, Inc., a Delaware corporation (f/k/a Holicity Inc.) (the “Company”), Pendrell Holicity Holdings Corporation, a Washington corporation (the “Sponsor”) and Adam P. London and Chris C. Kemp (individually, a “Founder,” and collectively, the “Founders”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Business Combination Agreement (as defined below).

WHEREAS, the Company and certain of its affiliates have consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Business Combination Agreement, dated as of February 2, 2021, by and among the Company, Holicity Inc., a Delaware corporation and Astra Space, Inc., a Delaware corporation (the “Business Combination Agreement”);

WHEREAS, in its capacity as the sponsor of the special purpose acquisition company that was the predecessor to the Company, the Sponsor desires that, after giving effect to the Transactions, it will continue to have representation on the Board so as to continue to create value for its direct and indirect equityholders (collectively with the Sponsor, the “Sponsor Parties”) and for the other direct and indirect equityholders of the Company; and

WHEREAS, in furtherance of the foregoing, the Sponsor desires to have certain director nomination rights with respect to the Company, and the Company and the Founders desire to provide the Sponsor, on behalf of the Sponsor Parties, with such rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

ARTICLE I

NOMINATION RIGHT

Section 1.1 Board Nomination Right.

(a) From the Effective Time until the termination of this Agreement in accordance with Section 2.1, at every meeting of the board of directors of the Company (the “Board”), or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by stockholders of the Company, the Sponsor shall have the right to appoint or nominate for election to the Board, as applicable, one (1) individual, to serve as director of the Company (the individual appointed or nominated by the Sponsor for election to the Board pursuant to this Section 1.1(a), a “Nominee”); provided, that such representative shall be reasonably acceptable to the Founders. At the Effective Time, the Nominee shall be Craig McCaw, who the Founders have confirmed as being reasonably acceptable to the Founders.

(b) The Company shall take all necessary actions within its control, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board, such that, as of the Effective Time, the Nominee shall either be elected by the Company’s stockholders at the meeting held to approve the Transactions or appointed to the Board as of the Effective Time as a director of the Company.

(c) From and after the Effective Time, the Company shall take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) the Nominee is included in the Board’s slate of nominees to the stockholders of the Company for the election of directors of the Company and recommended by the Board at any meeting of stockholders called for the purpose of electing directors of the Company; and (ii) the Nominee, if up for election, is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors of the Company .

(d) If the Nominee ceases to serve for any reason, the Sponsor shall be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominee; provided, that such successor shall be reasonably acceptable to the Founders.

(e) Notwithstanding any of this Section 1.1 to the contrary, the election or appointment of the Nominee to the Board shall be subject to the prior execution by the Nominee of an irrevocable resignation letter in the form attached hereto as Exhibit A.

(f) The Company shall indemnify the Nominee on the same basis as all other members of the Board and pursuant to an indemnity agreement with terms that are no less favorable to the Nominee than the indemnity agreements entered into between the Company and its other directors.

(g) The Nominee shall be entitled to compensation (including equity awards) that is consistent with the compensation received by other non-employee directors of the Company. In addition, the Company shall pay the reasonable, documented, out-of-pocket expenses incurred by the Nominee in connection with his or her services provided to or on behalf of the Company and its Subsidiaries, including attending Board and committee meetings or events attended on behalf of the Company or at the Company’s request.

(h) Notwithstanding the provisions of this Section 1.1, the Sponsor shall not be entitled to designate a Person as a nominee to the Board upon a written determination by the Board or relevant committee thereof that the Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, the Sponsor shall be entitled to select a Person as a replacement Nominee and the Company shall take all necessary actions within its control to cause that Person to be nominated as a Nominee, including, without limitation, taking such necessary actions to cause that Person to be nominated as a Nominee at the same meeting (or, if permitted, pursuant to the same action by written consent of the stockholders) as the initial Person was to be nominated; provided, than any such replacement Nominee shall be reasonably acceptable to the Founders.

Section 1.2 Founders Voting Agreement.

(a) For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Class A Common Stock and Class B Common Stock, by whatever name called, now owned or subsequently acquired by a Founder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

(b) From the Effective Time until the termination of this Agreement in accordance with Section 2.1, each Founder agrees to vote, or cause to be voted, all Shares owned by such Founder, or over which such Founder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the Nominee be elected to the Board.

(c) From the Effective Time until the termination of this Agreement in accordance with Section 2.1, each Founder agrees to vote, or cause to be voted, all Shares owned by such Founder, or over which such Founder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the Charter will not be amended without the consent of the Sponsor.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, as of the first anniversary of the Effective Time.

Section 2.2 Notices. All notices, requests and other communications to the Company hereunder shall be in writing (including electronic transmission) and shall be given in accordance with the provisions of the Business Combination Agreement. All notices, requests and other communications to the Sponsor hereunder shall be in writing (including electronic transmission) to the following address and shall be given in accordance with the provisions of the Business Combination Agreement:

If to Sponsor, to:

Pendrell Holicity Holdings Corporation

2300 Carillon Point

Kirkland, WA 98033

Attention: Steve Ednie

Email: steve.ednie@pendrell.com

Section 2.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 2.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other party hereto, except notwithstanding any of the foregoing, the Sponsor may, in connection with a transfer of shares of the Company’s common stock to one of its Affiliates, assign its rights and obligations hereunder to such Affiliate transferee, in which case the prior consent of the Company shall not be required.

Section 2.5 No Third Party Beneficiaries. This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

Section 2.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party hereto acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

Section 2.7 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 2.8 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against the other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

Section 2.9 Specific Performance. The parties hereto acknowledge that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party hereto, money damages may be inadequate and such non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 2.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

Section 2.11 Amendment. This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the parties.

Section 2.12 Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties hereto under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

Section 2.13 Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 2.14 Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 2.15 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

ASTRA SPACE, INC.

By:	/s/ Chris Kemp
Name: Chris Kemp
Title: Chief Executive Officer

PENDRELL HOLICITY HOLDINGS CORPORATION

By:	/s/ Steve A. Ednie
Name: Steve A. Ednie
Title: Chief Financial Officer FOUNDERS: /s/ Adam P. London Adam P. London /s/ Chris C. Kemp Chris C. Kemp

Exhibit A

FORM OF IRREVOCABLE RESIGNATION

[__], 2021

ASTRA SPACE, INC.

1900 Skyhawk Street

Alameda, California 94501

ATTENTION: SECRETARY

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.1(e) of the Director Nomination Agreement, dated as of [__], 2021 (the “Agreement”), by and between Astra Space, Inc., a Delaware corporation (f/k/a Holicity Inc.) (the “Company”), the Sponsor (as defined in the Agreement) and the Founders (as defined in the Agreement). If, following such time that the Agreement is terminated in accordance with its terms, the Board (as such term is defined in the Agreement) requests in writing that I resign as a director of the Company, I hereby tender the immediate resignation of my position as a director of the Company and from any and all committees of the Board on which I serve, such resignation effective as of the time of the Board’s such written request.

This resignation may not be withdrawn by me at any time.

Sincerely,

[Applicable Nominee]